Exhibit 16.1

November 27, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: BG Staffing, Inc.

File No.: 333-191683

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BG Staffing, Inc., successor to LTN Staffing, LLC, dated November 27, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP